UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC 20005	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following items, which are more fully described in our proxy statement dated April 22, 2014, were submitted to a vote of the stockholders of the Company at the Company’s 2014 Annual Meeting held on June 2, 2014. The final voting results are as follows:

(1)
The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his successor is elected and qualified: Michael R. Klein, Andrew C. Florance, David Bonderman, Michael J. Glosserman, Warren H. Haber, John W. Hill, Christopher J. Nassetta and David J. Steinberg.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael R. Klein	25,970,802	389,425	30,660	651,784
Andrew C. Florance	26,083,194	276,885	30,808	651,784
David Bonderman	26,003,898	355,401	31,588	651,784
Michael J. Glosserman	26,165,711	194,572	30,604	651,784
Warren H. Haber	26,156,545	203,738	30,604	651,784
John W. Hill	26,231,818	128,463	30,606	651,784
Christopher J. Nassetta	25,550,920	809,364	30,603	651,784
David J. Steinberg	26,319,279	41,005	30,603	651,784

(2)	The appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified upon the following vote:

Votes For	26,807,556
Votes Against	202,817
Abstentions	32,298

(3)	The advisory resolution on executive compensation was approved upon the following vote:

Votes For	22,299,602
Votes Against	4,054,381
Abstentions	36,904
Broker Non-Votes	651,784

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 3, 2014	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer